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                                                                    EXHIBIT 16.1



                          [ARTHUR ANDERSEN LETTERHEAD]



                                                                  March 26, 2001

Office of the Chief Accountant
Securities and Exchange Commission
450th Fifth Street, N.W.
Washington, D.C.  20549

Dear Sir/Madam:

We have read the six paragraphs of item 4a included in the Form 8-K/A dated February 8, 2001 of Cliffs Drilling Company to be filed with the Securities and Exchange Commission and are in agreement with the statements contained thereon.

                                        Very truly yours,

                                        /S/ ARTHUR ANDERSEN LLP


Copy to:
Mr. Robert L. Long,
Transocean Sedco Forex, Inc.


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